Exhibit 99.1

GM FINANCIAL REPORTS FULL YEAR AND DECEMBER QUARTER 2017
OPERATING RESULTS

•	Full year income from continuing operations of $1.1 billion; December quarter income from continuing operations of $450 million

•	Full year retail loan and lease originations of $45.3 billion; $10.2 billion for the December quarter

•	Earning assets of $86.0 billion at December 31, 2017

•	Available liquidity of $17.9 billion at December 31, 2017

FORT WORTH, TEXAS February 6, 2018 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced income from continuing operations of $450 million for the quarter ended December 31, 2017, compared to $242 million for the quarter ended December 31, 2016. Income from continuing operations for the year ended December 31, 2017 was $1.1 billion, compared to $657 million for the year ended December 31, 2016. For the quarter and year ended December 31, 2017 we recognized the effect of the Tax Cuts and Jobs Act and recorded a $240 million tax benefit.

Retail loan originations were $4.4 billion for the quarter ended December 31, 2017, compared to $4.7 billion for the quarter ended September 30, 2017, and $3.9 billion for the quarter ended December 31, 2016. Retail loan originations for the year ended December 31, 2017 were $19.9 billion, compared to $14.5 billion for the year ended December 31, 2016. The outstanding balance of retail finance receivables was $32.8 billion at December 31, 2017.

Operating lease originations were $5.8 billion for the quarter ended December 31, 2017, compared to $6.5 billion for the quarter ended September 30, 2017, and $5.9 billion for the quarter ended December 31, 2016. Operating lease originations for the year ended December 31, 2017 were $25.4 billion, compared to $25.2 billion for the year ended December 31, 2016. Leased vehicles, net was $42.9 billion at December 31, 2017.

The outstanding balance of commercial finance receivables was $10.3 billion at December 31, 2017, compared to $9.5 billion at September 30, 2017 and $7.9 billion at December 31, 2016.

Retail finance receivables 31-60 days delinquent were 4.1% of the portfolio at December 31, 2017 and 4.6% at December 31, 2016. Accounts more than 60 days delinquent were 1.7% of the portfolio at December 31, 2017 and 2.0% at December 31, 2016.

Annualized net charge-offs were 2.2% of average retail finance receivables for the quarter ended December 31, 2017 and 2.6% for the quarter ended December 31, 2016. For the year ended December 31, 2017, retail net charge-offs were 2.0%, compared to 2.4% for the year ended December 31, 2016.

The Company had total available liquidity of $17.9 billion at December 31, 2017, consisting of $4.3 billion of cash and cash equivalents, $12.5 billion of borrowing capacity on unpledged eligible assets, $0.1 billion of borrowing capacity on committed unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

Earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $44 million for the quarter ended December 31, 2017 compared to $42 million for the quarter ended December 31, 2016. Earnings for the year ended December 31, 2017 were $173 million, compared to $151 million for the year ended December 31, 2016.

Operating Results

As previously announced, on March 5, 2017, our parent company entered into an agreement with Peugeot S.A. to sell certain businesses and other assets in Europe, including certain of our European financial subsidiaries and branches. On July 31, 2017, GM closed the sale of the Opel/Vauxhall business to Peugeot S.A., and on October 31, 2017, we closed the sale of certain of our European financial subsidiaries and branches to Banque PSA Finance S.A. and BNP Paribas Personal Finance S.A. The results of operations of these European subsidiaries have been reported as discontinued operations for all periods presented and the assets and liabilities have been reported as held for sale at December 31, 2016.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

This presentation contains several “forward-looking statements.” Forward-looking statements are those that use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or "anticipate" and other comparable expressions. These words indicate future events and trends. Forward-looking statements are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2017. Such risks include - but are not limited to - GM’s ability to sell new vehicles that we finance in the markets we serve; the viability of GM-franchised dealers that are commercial loan customers; the availability and cost of sources of financing; our joint venture in China, which we cannot operate solely for our benefit and over which we have limited control; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the prices at which used cars are sold in the wholesale auction markets; vehicle return rates and the residual value performance on vehicles we lease; interest rate fluctuations and certain related derivatives exposure; foreign currency exchange rate fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; changes in general economic and business conditions; competition; our ability to manage risks related to security breaches and other disruptions to our networks and systems; and changes in business strategy, including expansion of product lines and credit risk appetite, acquisitions and divestitures. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Consolidated Statements of Income
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Revenue
Finance charge income	$855	$736	$3,256	$2,846
Leased vehicle income	2,324	1,752	8,606	5,896
Other income	73	66	289	241
Total revenue	3,252	2,554	12,151	8,983
Costs and expenses
Operating expenses	381	354	1,390	1,250
Leased vehicle expenses	1,767	1,358	6,415	4,506
Provision for loan losses	184	143	757	644
Interest expense	663	579	2,566	1,972
Total costs and expenses	2,995	2,434	11,128	8,372
Equity income	44	42	173	151
Income from continuing operations before income taxes	301	162	1,196	762
Income tax (benefit) provision	(149)	(80)	111	105
Income from continuing operations	450	242	1,085	657
(Loss) income from discontinued operations, net of tax	(255)	12	(424)	97
Net income	$195	$254	$661	$754

Net income attributable to common shareholder	$181	$254	$645	$754

Consolidated Balance Sheets
(in millions)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$4,265	$2,815
Finance receivables, net	42,172	33,475
Leased vehicles, net	42,882	34,342
Goodwill	1,197	1,196
Equity in net assets of non-consolidated affiliate	1,187	944
Related party receivables	309	347
Other assets	5,003	3,695
Assets held for sale	—	10,951
Total assets	$97,015	$87,765
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Secured debt	$39,887	$35,087
Unsecured debt	40,830	29,476
Deferred income	3,221	2,355
Related party payables	92	320
Other liabilities	2,691	2,141
Liabilities held for sale	—	9,693
Total liabilities	86,721	79,072
Shareholders' equity	10,294	8,693
Total liabilities and shareholders' equity	$97,015	$87,765

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended December 31,		Years Ended December 31,
Originations	2017	2016	2017	2016
Retail finance receivables originations	$4,374	$3,888	$19,920	$14,468
GM lease originations	$5,840	$5,894	$25,421	$25,221
GM new vehicle loans and leases as a percentage of total loan and lease originations	90.0%	87.5%	88.9%	88.3%

	Three Months Ended December 31,		Years Ended December 31,
Average Earning Assets	2017	2016	2017	2016
Average retail finance receivables	$32,754	$25,923	$30,619	$24,275
Average commercial finance receivables	9,710	7,249	9,060	6,133
Average finance receivables	42,464	33,172	39,679	30,408
Average leased vehicles, net	42,322	32,990	39,255	27,817
Average earning assets	$84,786	$66,162	$78,934	$58,225

Ending Earning Assets	December 31, 2017	December 31, 2016
Retail finance receivables, net of fees	$32,802	$26,400
Commercial finance receivables, net of fees	10,312	7,880
Leased vehicles, net	42,882	34,342
Ending earning assets	$85,996	$68,622

Total Finance Receivables	December 31, 2017	December 31, 2016
Retail
Retail finance receivables, net of fees(a)	$32,802	$26,400
Less: allowance for loan losses	(889)	(765)
Total retail finance receivables, net	31,913	25,635
Commercial
Commercial finance receivables, net of fees	10,312	7,880
Less: allowance for loan losses	(53)	(40)
Total commercial finance receivables, net	10,259	7,840
Total finance receivables, net	$42,172	$33,475

(a) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $228 million and $178 million at
December 31, 2017 and December 31, 2016.

Allowance for Loan Losses	December 31, 2017	December 31, 2016
Allowance for loan losses as a percentage of retail finance receivables, net of fees	2.7%	2.9%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.5%	0.5%

Delinquencies	December 31, 2017	December 31, 2016
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	4.1%	4.6%
Greater than 60 days	1.7	2.0
Total	5.8%	6.6%

	Three Months Ended December 31,		Years Ended December 31,
Charge-offs and Recoveries	2017	2016	2017	2016
Charge-offs	$315	$310	$1,171	$1,136
Less: recoveries	(132)	(139)	(552)	(542)
Net charge-offs	$183	$171	$619	$594
Net charge-offs as an annualized percentage of average retail finance receivables	2.2%	2.6%	2.0%	2.4%
Recovery rate as a percentage of gross repossession charge-offs in North America	50.2%	49.8%	51.9%	52.7%

	Three Months Ended December 31,		Years Ended December 31,
Operating Expenses	2017	2016	2017	2016
Operating expenses as an annualized percentage of average earning assets	1.8%	2.1%	1.8%	2.1%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com